Exhibit 99.1

news release

Ovintiv Announces Results of Annual Meeting

DENVER, May 5, 2025 – Ovintiv Inc. (NYSE, TSX: OVV; the “Company”) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 20, 2025 (the “Proxy Statement”), were voted upon at its 2025 Annual Meeting of Shareholders held on May 1, 2025.

Election of Directors

Each director listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

	Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
Peter A. Dea	194,971,146	95.40%	9,397,427	4.59%	167,844	14,704,463
Sippy Chhina	203,825,808	99.78%	430,847	0.21%	279,762	14,704,463
Meg A. Gentle	201,529,881	98.60%	2,842,045	1.39%	164,491	14,704,463
Ralph Izzo	199,668,414	97.73%	4,621,495	2.26%	246,508	14,704,463
Terri G. King	203,977,847	99.81%	386,536	0.18%	172,034	14,704,463
Howard J. Mayson	202,468,078	99.07%	1,900,432	0.92%	167,907	14,704,463
Brendan M. McCracken	203,580,135	99.61%	791,758	0.38%	164,524	14,704,463
Steven W. Nance	200,819,477	98.26%	3,550,918	1.73%	166,022	14,704,463
George L. Pita	202,507,364	99.09%	1,858,035	0.90%	171,018	14,704,463
Thomas G. Ricks	194,538,704	95.19%	9,829,909	4.80%	167,804	14,704,463
Brian G. Shaw	200,180,720	97.95%	4,186,345	2.04%	169,352	14,704,463

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
191,966,561	93.96%	12,334,085	6.03%	235,771	14,704,463

Third Amendment to the Omnibus Incentive Plan

The results of the vote on the Third Amendment to the Omnibus Incentive Plan were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
198,139,344	96.98%	6,157,898	3.01%	239,175	14,704,463

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Ratify PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
210,840,461	96.24%	8,214,984	3.75%	185,435	0

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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